Exhibit 99.1

Rent-A-Center, Inc. Reports June Key Operating Metrics
Plano, Texas, June 18, 2017 -- Rent-A-Center, Inc. (the “Company") (NASDAQ/NGS: RCII) today announced the following preliminary key operating metrics for its Core U.S. and Acceptance NOW (“ANow”) businesses for June 2017:
Core U.S.

•	Same Store Sales: (7.7%)

•	Delinquencies: 7.1%, 60 basis points unfavorable versus prior month

•	Average Monthly Rate of New Agreements: 5.7% favorable versus prior year

•	Co-worker Turnover: 86.1% and 19.5 percentage points favorable versus prior year
Acceptance NOW

•	Same Store Sales: 8.6%

•	Delinquencies: 8.1%, 90 basis points unfavorable versus prior month
In the Core U.S. segment, June same store sales improved sequentially as the initiatives put in place continue to make a positive impact on the size and quality of the rental portfolio. Delinquencies, which were favorable by 410 basis points versus prior year, were higher sequentially primarily due to seasonality. In addition, while there were some calendar differences on a monthly basis throughout the quarter versus prior year, second quarter 2017 same stores sales were approximately 350 basis points ahead of the low point in fourth quarter 2016.
Looking ahead, the Company's new assortment strategy of providing access to aspirational products will continue to build, given the average product stays in the system for over eighteen months. For example, in the second quarter the Company’s inventory purchases were comprised of over 65 percent aspirational products but only half of the sales made in second quarter 2017 were aspirational products. Both of these data points were well ahead of prior quarters. The Company is also leveraging its more stable workforce to improve the customer experience through a new mystery shopper program that will provide the sales force feedback on in store, web and phone based customer interactions. In addition to this pointed feedback, detailed training is being integrated into the tool to further improve on those opportunities.
In Acceptance NOW, same store sales remain higher than last year due to a larger portfolio in those respective locations. The growth of the portfolio is being aided by a younger, still maturing store base and stronger average ticket driven by actions taken to optimize the value proposition. As a reminder, the same store sales store base is comprised of only about 40% of Acceptance NOW locations due to the recent Conn's and HH Gregg closures. Delinquencies were unfavorable month over month primarily due to the higher seasonality and the transferred agreements from closed stores.

Metric Definitions
Core U.S.

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements greater than 7 days past due

•	Average Monthly Rate of New Agreements - average monthly rental rate for agreements originated in the period

•	Co-worker Turnover - annualized year to date store co-worker turnover
Acceptance NOW

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements, in staffed locations, greater than 32 days past due
About Rent-A-Center, Inc.
A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates stores in the United States, Mexico, Canada and Puerto Rico, and Acceptance NOW kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of rent-to-own stores operating under the trade names of “Rent-A-Center”, “ColorTyme”, and “RimTyme”. For additional information about the Company, please visit our website at www.rentacenter.com.
Forward-Looking Statements
This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” “believe,” or “confident,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company’s current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company’s business segments; the Company’s chief executive officer and chief financial officer transitions, including the Company’s ability to effectively operate and execute its strategies during the interim period and difficulties or delays in identifying and/or attracting a permanent chief financial officer with the required level of experience and expertise; failure to manage the Company’s store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions, including capacity-related outages, caused by the implementation and operation of the Company’s new store information management system, and its transition to more-readily scalable, “cloud-based” solutions; the Company’s ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; disruptions in the Company’s supply chain; limitations of, or disruptions in, the Company’s distribution network; rapid inflation or deflation in the prices of the Company’s products; the Company’s ability to execute and the effectiveness of a store consolidation, including the Company’s ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company’s available cash flow; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company’s brand; uncertainties regarding the ability to open new locations; the Company’s ability to acquire additional stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company’s ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the Rent-to-Own industry; the Company’s compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company’s ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company’s stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; fluctuations in foreign currency exchange rates; the Company’s ability to maintain an effective system of internal controls; the resolution of the Company’s litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact for Rent-A-Center, Inc.:
Daniel O’Rourke
VP - Finance, Investor Relations and Treasury
(972) 801-1104
InvestorRelations@rentacenter.com